AMENDMENT 4

This amendment (the “Amendment”) between the parties signing below (“Parties”) amends the Existing Agreement as of December 18, 2020 (the “Effective Date”):

Term	Means
“Existing Agreement”	The Distribution Agreement between the Distributor and the Trust dated April 16, 2018, as amended
“Distributor”	ALPS Distributors, Inc.
“Trust”	AQR Funds

Except as amended hereby, all terms of the Existing Agreement remain in full force and effect. This Amendment includes the amendments in Schedule A and general terms in Schedule B.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives.

ALPS Distributors, Inc.		AQR Funds

By:	/s/ Bradley J. Swenson	By:	/s/ Nicole DonVito

Name:	Bradley J. Swenson	Name:	Nicole DonVito

Title:	Director, President & Chief Operating Officer	Title:	Chief Legal Officer & Vice President

Schedule A to this Amendment

Amendments

Effective as of the Effective Date, the Existing Agreement is amended as follows:

1.	The current Schedule A – List of Funds to the Agreement is deleted in its entirety and replaced with the following new Schedule A – List of Funds:

SCHEDULE A

LIST OF FUNDS

PORTFOLIO	CLASSES OFFERED

AQR Large Cap Momentum Style Fund	Class I Class N Class R6

AQR Small Cap Momentum Style Fund	Class I Class N Class R6

AQR International Momentum Style Fund	Class I Class N Class R6

AQR Global Equity Fund	Class N Class I Class Y Class R6

AQR International Equity Fund	Class N Class I Class Y Class R6

AQR Diversified Arbitrage Fund	Class N Class I Class R6

AQR Managed Futures Strategy Fund	Class N Class I

Class R6

AQR Multi-Asset Fund	Class N Class I Class R6

AQR TM Large Cap Momentum Style Fund	Class I Class N Class R6

AQR TM Small Cap Momentum Style Fund	Class I Class N Class R6

AQR TM International Momentum Style Fund	Class I Class N Class R6

AQR Large Cap Defensive Style Fund	Class N Class I Class R6

AQR International Defensive Style Fund	Class N Class I Class R6

AQR Risk-Balanced Commodities Strategy Fund	Class N Class I Class R6

AQR Risk Parity II MV Fund	Class N Class I Class Y Class R6

AQR Large Cap Multi-Style Fund	Class N Class I

Class R6

AQR Small Cap Multi-Style Fund	Class N Class I Class R6

AQR International Multi-Style Fund	Class N Class I Class R6

AQR Long-Short Equity Fund	Class N Class I Class R6

AQR Managed Futures Strategy HV Fund	Class N Class I Class R6

AQR Style Premia Alternative Fund	Class N Class I Class R6

AQR Global Macro Fund	Class N Class I Class R6

AQR Emerging Multi-Style Fund	Class I Class N Class R6

AQR Equity Market Neutral Fund	Class I Class N Class R6

AQR TM Large Cap Multi-Style Fund	Class I Class N Class R6

AQR TM Small Cap Multi-Style Fund	Class I Class N Class R6

AQR TM International Multi-Style Fund	Class I Class N Class R6

AQR TM Emerging Multi-Style Fund	Class I Class N Class R6

AQR Alternative Risk Premia Fund	Class I Class N Class R6

AQR Core Plus Bond Fund	Class I Class N Class R6

AQR High Yield Bond Fund	Class I Class N Class R6

AQR Diversifying Strategies Fund	Class N Class I Class R6

Schedule B to this Amendment

General Terms

1.	Capitalized terms not defined herein shall have the meanings given to them in the Existing Agreement.

2.

The Parties’ duties and obligations are governed by and limited to the express terms and conditions of the Existing Agreement, as amended by this Amendment, and shall not be modified, supplemented, amended or interpreted in accordance with, any industry custom or practice, or any internal policies or procedures of any Party. This Amendment (including any attachments, schedules and addenda hereto), along with the Existing Agreement, as amended, contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the Parties with respect thereto.

3.

This Amendment may be executed in counterparts, each of which when so executed will be deemed to be an original. Such counterparts together will constitute one agreement. Signatures may be exchanged via facsimile or electronic mail and signatures so exchanged shall be binding to the same extent as if original signatures were exchanged.

4.

This Amendment and any dispute or claim arising out of or in connection with it, its subject matter or its formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of the same jurisdiction as the Existing Agreement.